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                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

All Communications Corporation
Hillside, New Jersey

We hereby consent to the inclusion in the prospectus constituting a part of this registration statement of our report dated February 16, 1999 (except for Note 6 which is as of March 17, 1999), relating to the consolidated financial statements of All Communications Corporation which are contained in this prospectus

We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ BDO Seidman LLP
BDO SEIDMAN, LLP
Woodbridge, New Jersey
January 31, 2000